UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

Aravive, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36361	26-4106690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On November 9, 2021, Aravive, Inc. (the “Company”) issued a press release announcing that an abstract titled “A Phase 1b/2 randomized study of AVB-S6-500 in combination with cabozantinib versus cabozantinib alone in patients with advanced clear cell renal cell carcinoma who have received front-line treatment” that it had submitted to the Society for Immunotherapy of Cancer (SITC) in connection with its 36th Annual Meeting was published.

As of July 21, 2021, seven patients received at least one dose of batiraxcept (AVB-500) 15 mg/kg in combination with cabozantinib, six patients were ongoing treatment, and five patients were evaluable for efficacy. No dose-limiting toxicities were observed in the first three evaluable patients. Trough levels at cycle 1 day 15 were above the minimal efficacious concentration identified from the Company’s model informed drug development approach, and serum GAS6 levels were suppressed prior to cycle 2 day 1. A best overall response of partial response was observed in 3 of 5 patients (60%, unconfirmed as of July 21, 2021), based on investigator assessment, RECIST v 1.1 criteria. In addition, all patients demonstrated tumor decrease from baseline.

A copy of the Abstract is furnished to this Current Report on Form 8-K as Exhibit 99.2. The press release and Abstract are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The furnishing of the attached Abstract is not an admission as to the materiality of any information therein. The information contained in the Abstract is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 8.01 Other Information

On November 9, 2021,  the Company issued a press release announcing that an abstract titled “A Phase 1b/2 randomized study of AVB-S6-500 in combination with cabozantinib versus cabozantinib alone in patients with advanced clear cell renal cell carcinoma who have received front-line treatment” that it had submitted to the Society for Immunotherapy of Cancer (SITC) in connection with its 36th Annual Meeting was published.

As of July 21, 2021, seven patients received at least one dose of batiraxcept (AVB-500) 15 mg/kg in combination with cabozantinib, six patients were ongoing treatment, and five patients were evaluable for efficacy. No dose-limiting toxicities were observed in the first three evaluable patients. Trough levels at cycle 1 day 15 were above the minimal efficacious concentration identified from the Company’s model informed drug development approach, and serum GAS6 levels were suppressed prior to cycle 2 day 1. A best overall response of partial response was observed in 3 of 5 patients (60%, unconfirmed as of July 21, 2021), based on investigator assessment, RECIST v 1.1 criteria. In addition, all patients demonstrated tumor decrease from baseline.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated November 9, 2021
99.2
Abstract titled “A Phase 1b/2 randomized study of AVB-S6-500 in combination with cabozantinib versus cabozantinib alone in patients with advanced clear cell renal cell carcinoma who have received front-line treatment”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2021	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer